Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2025 relating to the financial statements of Full House Resorts, Inc. and the effectiveness of Full House Resorts, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Full House Resorts, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 19, 2025